Exhibit (a)(29)

MASSMUTUAL PREMIER FUNDS

AMENDMENT NO. 28

AGREEMENT AND DECLARATION OF TRUST

The undersigned, being at least a majority of the Trustees of MassMutual Premier Funds, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated August 1, 1994, as amended by Amendment No. 1 thereto dated May 16, 1996, Amendment No. 2 thereto dated December 17, 1997, Amendment No. 3 thereto dated April 22, 1998, Amendment No. 4 thereto dated February 12, 1999, Amendment No. 5 thereto dated February 12, 1999, Amendment No. 6 thereto dated May 12, 1999, Amendment No. 7 thereto dated October 20, 1999, Amendment No. 8 thereto dated December 21, 1999, Amendment No 9. thereto dated May 12, 2000, Amendment No. 10 thereto dated July 17, 2000, Amendment No. 11 thereto dated October 19, 2000, Amendment No. 12 thereto dated December 30, 2002, Amendment No. 13 thereto dated February 21, 2003, Amendment No. 14 thereto dated April 29, 2004, Amendment No. 15 thereto dated August 3, 2004, Amendment No. 16 thereto dated October 15, 2004, Amendment No. 17 thereto dated October 29, 2004, Amendment No. 18 thereto dated September 22, 2005, Amendment No. 19 thereto dated September 14, 2006, Amendment No. 20 thereto dated September 17, 2007, Amendment No. 21 thereto dated November 30, 2007, Amendment No. 22 thereto dated May 21, 2008, Amendment No. 23 thereto dated December 15, 2008, Amendment No. 24 thereto dated May 4, 2009, Amendment No. 25 thereto dated June 23, 2009, Amendment No. 26 thereto dated October 27, 2009 and Amendment No. 27 thereto dated September 13, 2010 (the “Agreement”) a copy of which is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts, do hereby direct that this Amendment No. 28 be filed with the Secretary of State of the Commonwealth of Massachusetts and do hereby make the following amendments:

1. The first sentence of Section 6 of Article III of the Agreement is amended to read in its entirety as follows:

“Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, (i) the “MassMutual Premier Core Bond Fund”, the “MassMutual Premier Value Fund”, the “ MassMutual Premier Enhanced Index Core Equity Fund”, the “MassMutual Premier Small Company Opportunities Fund”, the “MassMutual Premier High Yield Fund”, the “MassMutual Premier Disciplined Growth Fund”, the “MassMutual Premier Disciplined Value Fund”, the “MassMutual Premier Money Market Fund”, the “MassMutual Premier Short-Duration Bond Fund”, the “MassMutual Premier Inflation-Protected and Income Fund”, the “MassMutual Premier Diversified Bond Fund”, the “MassMutual Premier Balanced Fund”, the “MassMutual Premier International Equity Fund”, the MassMutual Premier Capital Appreciation Fund”, the “MassMutual Premier

Global Fund”, the “MassMutual Premier Main Street Fund”, the “MassMutual Premier Discovery Value Fund”, the “MassMutual Premier Focused International Fund”, the “MassMutual Premier Main Street Small Cap Fund”, the “MassMutual Premier International Bond Fund” and the “MassMutual Premier Strategic Emerging Markets Fund” shall be, and hereby are, established and designated as separate Series of the Trust; (ii) the Class S Shares, the Class Y Shares, the Class L Shares, the Class A Shares and the Class N Shares shall be, and they hereby are, established and designated as the Classes of Shares of each Series of the Trust, with each such Class of Shares having such relative rights or preferences as set forth in the Trust’s Rule 18f-3 Plan, as the same may be amended from time to time; (iii) the Class Z Shares shall be, and it hereby is, established and designated as a Class of Shares of the MassMutual Premier Core Bond Fund, MassMutual Premier High Yield Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Inflation-Protected and Income Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier Focused International Fund and MassMutual Premier Strategic Emerging Markets Fund, with such Class of Shares having such relative rights or preferences as set forth in the Trust’s Rule 18f-3 Plan, as the same may be amended from time to time; (iv) the outstanding Shares of the MassMutual Core Bond Fund, MassMutual Core Growth Fund and MassMutual Small Capitalization Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class S Shares; (v) the outstanding Shares of the MassMutual Premier Small Company Opportunities Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class A Shares; (vi) the outstanding Shares of the MassMutual Premier Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class L Shares; (vii) the outstanding Shares of the MassMutual Premier High Yield Fund, MassMutual Premier Enhanced Index Core Equity Fund, MassMutual Premier Enhanced Index Growth Fund, and the MassMutual Premier Enhanced Index Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class Y Shares; (viii) the outstanding Class L Shares of the MassMutual Premier Money Market Fund shall be, effective immediately prior to the open of business on July 27, 2009, combined with the outstanding Class S Shares of such Fund, each outstanding Class L Share thereby being converted into one Class S Share; and (ix) the Class N Shares of the MassMutual Premier Money Market Fund, MassMutual Premier International Bond Fund, MassMutual Premier Balanced Fund, MassMutual Premier Disciplined Growth Fund, MassMutual Premier Small Company Opportunities Fund, MassMutual Premier International Equity Fund and MassMutual Premier Strategic Emerging Markets Fund shall be terminated, effective February 22, 2011 .”

The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 22nd day of February, 2011.

/s/ Frederick C. Castellani
Frederick C. Castellani

/s/ Nabil N. El-Hage
Nabil N. El-Hage

/s/ Maria D. Furman
Maria D. Furman

/s/ C. Ann Merrifield
C. Ann Merrifield

/s/ Corine T. Norgaard
Corine T. Norgaard